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Exhibit 1

     $200,000,000
8 5/8% Senior Notes due 2011
UNDERWRITING AGREEMENT

May 14, 2001

UNDERWRITING AGREEMENT

    May 14, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
BANC ONE CAPITAL MARKETS, INC.,
as Underwriter
c/o Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

    Beazer Home USA, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston Corporation ("CSFB") and Banc One Capital Markets, Inc., as Underwriters (together with CSFB, the "Underwriters") $200,000,000 aggregate principal amount of its 8 5/8% Senior Notes due 2011 (the "Notes"). The Notes are to be issued pursuant to the provisions of an Indenture dated as of May 21, 2001, as supplemented (the "Indenture"), and the supplemental indenture to be dated May 21, 2001 (the "First Supplemental Indenture"), among the Company, the Guarantors and U.S. Bank Trust National Association, as Trustee (the "Trustee"). The Company's obligations under the Indenture and the Notes will be unconditionally guaranteed (the "Guarantees"), jointly and severally, by each of the subsidiaries of the Company listed on the signature pages hereof (the "Guarantors"). The Company and the Guarantors are collectively referred to herein as the "Issuers" and the Notes and the Guarantees are collectively referred to herein as the "Securities." This Agreement, the Notes, the Indenture and the First Supplemental Indenture are hereinafter referred to collectively as the "Operative Documents."

    The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-94843) including a prospectus relating to the Securities, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). The Company has prepared a prospectus supplement (the "Prospectus Supplement") to the prospectus included as part of the registration statement setting forth the terms of the offering, sale and plan of distribution of the Securities and additional information concerning the Company and its business. Except where the context otherwise requires, the registration statement, as amended when it became effective, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the "Registration Statement," and the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by the Prospectus Supplement, in the form first filed by the Company with the Commission pursuant to Rule 424(b), is herein called the "Prospectus." Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Securities.

    The Company and the Underwriters agree as follows:

    1.  Sale and Purchase.  Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the aggregate principal amount of the Notes set forth opposite the name of such Underwriter in Schedule A attached hereto at the aggregate purchase price of 98.268% of the principal amount thereof ($196,536,000), plus accrued interest, if any, from May 21, 2001 to the date of payment and delivery (the "Purchase Price"). The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Securities upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

    2.  Payment and Delivery.  Payment of the Purchase Price for the Securities shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Securities, with any transfer taxes thereon duly paid by the Company, to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on May 21, 2001 (unless another time not later than June 5, 2001 shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "time of purchase." Certificates for the Securities shall be registered in such names and issued in such denominations as you shall specify no later than the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Securities by you, the Company agrees to make such certificates available to you for such purpose at least one full business day preceding the time of purchase. As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

    3.  Representations and Warranties of the Issuers.  The Issuers, jointly and severally, represent and warrant to each of the Underwriters that:

      (a) the Company meets the requirements for use of Form S-3 under the Act; the Registration Statement has been filed with the Commission and has been declared effective under the Act; the Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose; any statutes, regulations, contracts or other documents that are required to be described in or incorporated by reference in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described, incorporated or filed; and the Prospectus Supplement has been or will be prepared and will be filed pursuant to Rule 424(b) of the Act on or before the second business day after the date hereof (or such earlier time as may be required by the Act); and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the time of purchase, conformed in all material respects with the provisions of the Act, and the Registration Statement did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus (and any supplements or amendments thereto) did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Issuers expressly for use in the Registration Statement or the Prospectus; the documents incorporated by reference in the Registration Statement or the

  Prospectus, at the time they became effective or were filed (or, if an amendment or supplement with respect to any such document was filed, when such amendment or supplement was filed) with the Commission, complied in all material respects with the requirements of the Act and the Exchange Act, and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Issuers have not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act;

      (b) as of March 31, 2001, the Company has an authorized capitalization as set forth in the section of the Prospectus Supplement entitled "Capitalization" under the heading "Actual" and, assuming the purchase of the notes as of March 31, 2001 the Company shall have an authorized capitalization as set forth under the heading entitled "As Adjusted" in the section of the Prospectus Supplement entitled "Capitalization"; all of the issued and outstanding shares of capital stock including the Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

      (c) All of the issued and outstanding shares of the capital stock of each of the Company's corporate subsidiaries (the "Corporate Subsidiaries"), have been duly authorized and validly issued and are fully paid and nonassessable and the partnership interests which the Company owns in Beazer Homes Texas, L.P. (the "Partnership Subsidiary" and, together with the Corporate Subsidiaries, the "Subsidiaries") have been duly authorized and validly issued and are fully paid and non-assessable, and both the capital stock of the Corporate Subsidiaries and the partnership interests in the Partnership Subsidiary are owned by the Company free and clear of any pledge, lien, encumbrance, security interest, preemptive right or other claim; except as described in the Prospectus, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind with respect to the capital stock or the partnership interests of the Company or the Subsidiaries;

      (d) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus;

      (e) each of the Corporate Subsidiaries has been duly incorporated, and the Partnership Subsidiary has been duly formed, and is validly existing as a corporation, in the case of the Corporate Subsidiaries, or as a limited partnership, in the case of the Partnership Subsidiary, in good standing under the laws of its respective jurisdiction of incorporation or formation with full corporate or partnership power, as the case may be, and authority to own its respective properties and conduct its respective business as described in the Prospectus and to execute and deliver the Indenture, the First Supplemental Indenture and the Guarantees to the extent each such entity is a party thereto;

      (f) the Company and each of the Subsidiaries are duly qualified or licensed by and are in good standing in each jurisdiction in which the nature of their respective businesses or their respective ownership or leasing of their respective properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operation or prospects of the Company and its Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Exchange Act) other than the Guarantors

  (collectively, the "Subsidiaries") and such other subsidiaries ("De-Minimis Subsidiaries") as would not require the Company to include separate financial statements, or a consolidating footnote to its financial statements, for such subsidiaries in the Registration Statement accordance with the Act and the policies of the Commission; the Company owns 100% of the outstanding capital stock or partnership interests, as applicable of each of the Subsidiaries; other than the Corporate Subsidiaries, the Partnership Subsidiary and the De-Mimimis Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity;

      (g) the Company and each of the Guarantors have all requisite corporate and partnership power, as the case may be, and authority to execute, deliver and perform all of their obligations under the Operative Documents and to consummate the transactions contemplated by the Operative Documents and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver the Notes and each of the Guarantors has all requisite corporate and partnership power, as the case may be, and authority to execute, deliver and perform all of its obligations under the Guarantees;

      (h) this Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors;

      (i) the Notes, the Guarantees, the Indenture and the First Supplemental Indenture conform in all material respects to the descriptions thereof contained in the the Prospectus;

      (j) the Indenture and the First Supplemental Indenture have been duly authorized by each of the Company and each of the Guarantors and, when executed and delivered by each of them, will be legal, valid and binding agreements of each enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

      (k) the Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you, the Notes will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

      (l) the Guarantees have been duly and validly authorized by the Guarantors and, when the Notes are executed and delivered in accordance with the terms of the Indenture, will be legal, valid and binding obligations of the Guarantors, enforceable against each of them in accordance with their respective terms, except that enforceability of the Guarantees may be limited by bankruptcy, insolvency, fraudulent conveyance and fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and the discretion of the court before which any proceedings therefor may be brought;

      (m) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance or sale of the Notes and the Guarantees or the consummation by the Company of the transactions as contemplated hereby other than such as have already been obtained or as may be required under the Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act") and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes and the Guarantees are being offered by the Underwriters;

      (n) the Issuers are not in, and following the execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated the Issuers will not be in, breach or violation of any of the terms and provisions of, or in default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its Subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its Subsidiary is a party or by which the Company or any of its Subsidiary is bound or to which any of the properties of the Company or any of its Subsidiary is subject, except any such breach or default as has been waived prior to the date hereof, or the charter or by-laws of the Company or any of its Subsidiaries;

      (o) Deloitte and Touche LLP, whose report on the consolidated financial statements of the Company and its Subsidiaries is filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Act;

      (p) each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, material to the conduct of its respective business; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order judgment applicable to the Company or any of the Subsidiaries the effect of which could have a Material Adverse Effect;

      (q) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement and the Prospectus have been so described as required;

      (r) other than as described in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the Company's best knowledge, threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a Material Adverse Effect;

      (s) the audited and unaudited financial statements and information incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified, subject, in the case of such unaudited financial statements, to normal year end adjustments; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as otherwise noted therein);

      (t) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement and Prospectus there has not been (i) any material adverse change, financial or otherwise, in the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries, taken as whole, (ii) any transaction, which is or could be material to the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries, taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of the Subsidiaries which is or could be material to the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole. Neither the Company nor any of its Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus;

      (u) none of the Company or the Guarantors is or, upon consummation of the transactions, will be (A) "insolvent" as that term is defined in Section 101(32) of the United States Bankruptcy Code (the "Bankruptcy Code") (11 U.S.C. § 101(32)), Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (B) an entity with "unreasonably small capital" as that term is used in Section 548(a)(2)(ii) of the Bankruptcy Code or Section 5 of the UFCA, (C) engaged or about to engage in a business or transaction for which its remaining property is "unreasonably small" in relation to the business or transaction as that term is used in Section 4 of the UFTA or (D) unable to pay its debts as they mature or become due, within the meaning of Section 548(a)(2)(B)(iii) of the Bankruptcy Code, Section 4 of the UFTA and Section 6 of the UFCA. The Company and each of the Guarantors now owns and upon consumation of the transactions will own assets having a value of both "fair valuation" and at "present fair saleable value" greater than the amount required to pay its "debts" as such terms are used in Section 2 of the UFTA and Section 2 of the UFCA;

      (v) the Company and the Subsidiaries have good title to all properties and assets owned by them and have good leasehold interest in each property and asset leased by them, in each case free and clear of all pledges, liens, encumbrances, security interests, charges, mortgages and defects, except as such do not materially affect the value of such property and as such do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries;

      (w) the business, operations and facilities of the Company and each of the Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment, or reclamation (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except any violation thereof which would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources);

      (x) there is no claim pending or, to the best knowledge of the Company, threatened or contemplated under any federal, state, local or foreign law, rule or regulation governing pollution or protection of the environment (the "Environmental Laws") against the Company or any of the Subsidiaries which, if adversely determined, would have a Material Adverse Effect; there are no past or present actions or conditions including, without limitation, the release of any hazardous substance or waste regulated under any Environmental Law that are likely to form the basis of any such claim against the Company or any of the Subsidiaries which, if adversely determined, would have a Material Adverse Effect;

      (y) the Company and each of the Subsidiaries have filed all federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of the Subsidiaries; all material tax liabilities of the Company and the Subsidiaries are adequately provided for on the books of the Company and the Subsidiaries;

      (z) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

      (aa) the Company, either directly or through one or more Subsidiaries, has in effect, with financially sound insurers, insurance with respect to its business and properties and the business and properties of the Subsidiaries against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses and similarly situated, of such type and in such amounts as are customarily carried under similar circumstances by such other corporations;

      (bb) none of the Company or its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or analogous foreign laws and regulations;

      (cc) the execution and delivery of this Agreement, the other Operative Documents and the sale of the Notes and Guarantees to be purchased by the Underwriters will not involve any prohibited transaction within the meaning of Section 406(a) of ERISA or Section 4975(c)(1)(A)-(D) of the Code;

      (dd) neither the Company nor any of its Subsidiaries (nor any agent acting on behalf of the Company or any of the Subsidiaries) has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations, in each case as in effect, or as the same may hereafter be in effect, on the date of this Agreement;

      (ee) the Indenture is in sufficient form for due qualification under the Trust Indenture Act;

      (ff) no forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

      (gg) the statistical and market-related data included in the Prospectus are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate and represent the Company's and the Guarantors' good faith estimates that are made on the basis of data derived from such sources.

    4.  Certain Covenants of the Company.  The Issuers, jointly and severally, hereby agree:

      (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that the Issuers shall not be required to qualify as foreign corporations or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Securities); and to promptly advise you of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

      (b) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Issuers will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective;

      (c) to advise you promptly and (if requested by you) to confirm such advice in writing, if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such rules);

      (d) until such time as you shall have completed your distribution of the Securities, to advise you immediately, confirming such advice in writing, of (i) the receipt of any comments from the Commission relating to any filing of the Company under the Act or the Exchange Act, (ii) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, (iv) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (v) the initiation, threatening or contemplation of any proceedings for any of such purposes and, if the Commission or any other governmental agency or authority should issue any such order, the Company will make every reasonable effort to obtain the lifting or removal of such order as soon as possible. Until such time as you shall have completed your distribution of the Securities, the Company will advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus including by filing any documents that would be incorporated therein by reference and to file no such amendment or supplement to which you shall object to in writing;

      (e) to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and to promptly notify you of such filing;

      (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

      (g) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such communications, documents or information becomes available;

      (h) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Securities is required to be delivered under the Act which, in the judgment of the Company, would require the making of any change in the Prospectus then being used, or in the information incorporated therein by reference, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish, at the Company's own expense, to the Underwriters and to dealers copies in such quantities and at such locations as you may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the circumstances when it is so delivered, be misleading or so that the Prospectus will comply with the law;

      (i) to make generally available to its security holders, and to deliver to you, in the manner contemplated by Rule 158 of the Act, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424(b) under the Act;

      (j) to timely furnish to its shareholders in accordance with the requirements of the Exchange Act after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders' equity and cash flow of the Company for such fiscal year) accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants;

      (k) until such time as you shall have completed your distribution of the Securities, to furnish to you conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein);

      (l) to furnish to you as early as practicable prior to the time of purchase, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof;

      (m) to apply the net proceeds from the sale of the Securities in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

      (n) to pay all costs, expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Securities, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof), the Indenture, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Notes on any securities exchange or qualification of the Securities for quotation on the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Securities by the NASD and (vii) the performance of the Issuers' other obligations hereunder;

      (o) to furnish to you, before filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

      (p) the Company will not (i) take, directly or indirectly, prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Notes, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Notes, or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

      (q) the Company will comply with all of the provisions of any undertakings in the Registration Statement;

      (r) to use their commercially reasonable efforts to cause the Notes to be listed on the New York Stock Exchange;

      (s) to use their commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Issuers prior to the time of purchase and to satisfy all conditions precedent to the delivery of the Securities.

    5.  Reimbursement of Underwriters' Expenses.  If the Securities are not delivered for any reason other than the termination of this Agreement pursuant to the second paragraph of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Issuers shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

    6.  Conditions of Underwriters' Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Issuers on the date hereof and at the time of purchase, the performance by the Issuers of their obligations hereunder and the following additional conditions precedent:

      (a) The Company shall furnish to you at the time of purchase an opinion of Paul, Hastings, Janofsky & Walker, LLP, counsel for the Company, addressed to the Underwriters and dated the time of purchase in form and substance satisfactory to Cahill Gordon & Reindel, counsel for the Underwriters, stating that:

        (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Notes as herein contemplated;

        (ii) all of the issued and outstanding shares of capital stock of each of the Corporate Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and the partnership interests which the Company owns in the Partnership Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and both the capital stock of the Corporate Subsidiaries and the partnership interests in the Partnership Subsidiary are owned by the Company or one or more of the Subsidiaries and, to the best knowledge of such counsel, free and clear of any pledge, lien, encumbrance, security interest, preemptive rights or other claim; except as described in the Registration Statement and the Prospectus and, to the best knowledge of such counsel, there are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind with respect to the capital stock or the partnership interests of the Subsidiaries;

        (iii) each of the Corporate Subsidiaries has been duly incorporated and the Partnership Subsidiary has been duly formed, and is validly existing as a corporation, in the case of the Corporate Subsidiaries, or as a limited partnership, in the case of the Partnership Subsidiary, in good standing under the laws of its respective jurisdiction of incorporation or formation, as the case may be, with full corporate or partnership power, as the case may be, and authority to own its respective properties and conduct its respective business as described in the Registration Statement and the Prospectus and to execute and deliver the Indenture and the Guarantees;

        (iv) the Company and the Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which the nature of its business or its ownership or its leasing of property requires such qualification, except where the failure, individually or in the aggregate, to be so qualified could have a Material Adverse Effect;

        (v) this Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

        (vi) the Indenture and the First Supplemental Indenture have been duly authorized, executed and delivered by each of the Company and each of the Guarantors, and, assuming due authorization, execution and delivery by the Trustee, are legal, valid and binding agreements of each of the Company and each of the Guarantors enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

        (vii) the Notes have been duly authorized by the Company and the Guarantees have been duly authorized by each of the Guarantors and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters, will be legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of each Guarantor, in each case enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

        (viii) the Notes, Guarantees, the Indenture and the First Supplemental Indenture, conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

        (ix) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

        (x) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

        (xi) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions as contemplated hereby other than registration of the Securities under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters);

        (xii) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, or result in a breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), any provisions of the charter or by-laws of the Company or any of the Subsidiaries or under any provisions of any license, indenture, lease, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, except any such breach or default as has been waived prior to the date hereof, or under any law, regulation or rule or any decree, judgment or order known to such counsel applicable to the Company or any of the Subsidiaries;

        (xiii) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

        (xiv) to the best of such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its Subsidiaries is subject or of which any of their respective properties is subject, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

        (xv) the documents incorporated by reference in the Registration Statement and Prospectus, when they were filed (or, if an amendment with respect to any such document was filed when such amendment was filed) with the Commission, complied as to form in all material respects with the Act or the Exchange Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion);

        (xvi) the Company will not, upon consummation of the transactions contemplated by this Agreement, be an "investment company," or a "promoter" or "principal underwriter" for a "registered investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

        (xvii) the Indenture is qualified under the Trust Indenture Act;

        (xviii) the Notes have been approved for listing on the New York Stock Exchange, subject only to notice of issuance at or prior to the time of purchase; and

        (xix) such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraph (viii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data derived from the internal financial records of the Issuers included in the Registration Statement or Prospectus).

      (b) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the time of purchase and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms approved by you.

      (c) You shall have received at the time of purchase the favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated the time of purchase, as to customary matters.

      (d) No amendment or supplement to the Registration Statement or Prospectus, including documents deemed to be incorporated by reference therein, shall be filed to which you object in writing.

      (e) The Prospectus shall have been timely filed with the Commission pursuant to Rule 424(b) under the Act.

      (f) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

      (g) Between the time of execution of this Agreement and the time of purchase (i) no material and unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

      (h) The Company will, at the time of purchase, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company as set forth in this Agreement are true and correct as of each such date, that the Issuers have performed such of their obligations under this Agreement as are to be performed at or before the time of purchase and that the conditions set forth in paragraphs (e), (f) and (k) of this Section 6 have been met.

      (i) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase as you may reasonably request.

      (j) The Notes shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance at or prior to the time of purchase.

      (k) Between the time of execution of this Agreement and the time of purchase, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

    7.  Effective Date of Agreement; Termination.  This Agreement shall become effective if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

    The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) if subsequent to the execution and delivery of this Agreement, there shall have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of CSFB, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its Subsidiaries which, in the judgment of a majority in interest of the Underwriters including CSFB, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including CSFB, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities.

    If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by letter or telegram.

    If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

    8.  Increase in Underwriters' Commitments.  Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate principal amount of the Notes which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total aggregate principal amount of the Notes, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of the Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of Notes set opposite the names of such non-defaulting Underwriters in Schedule A.

    Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder unless all of the Notes are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

    If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

    The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

    If the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total principal amount of Notes which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Notes which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

    9.  Indemnity and Contribution.  (a) The Issuers agree, jointly and severally, to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and such person's partners, directors and officers and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in the Prospectus, or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Issuers or based on written information furnished by or on behalf of the Issuers filed in any jurisdiction in order to qualify the Notes under the securities or blue sky laws thereof or filed with the Commission, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

    If any claim, suit, action, proceeding, investigation or inquiry (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Issuers pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Issuers shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Issuers from any liability which the Issuers may have to any Underwriter or any such person or otherwise except to the extent that the Issuers have been materially prejudiced by such omission. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Issuers shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Issuers (in which case the Issuers shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Issuers and paid as incurred (it being understood, however, that the Issuers shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Issuers shall not be liable for any settlement of any Proceeding effected without their written consent, but if settled with the written consent of the Issuers, the Issuers agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

    (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Issuers, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and such person's directors and officers and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Issuers or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

    If any Proceeding is brought against the Issuers or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Issuers or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Issuers or any such person or otherwise except to the extent that such Underwriter has been materially prejudiced by such omission. The Issuers or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Issuers or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter, but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Issuers and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

    (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Issuers on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuers and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Securities. The relative fault of the Issuers on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Issuers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

    (d) The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the discount and commissions received in connection with the offering of the Securities by such Underwriter by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

    (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Issuers contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Issuers, its directors or officers or any person who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Issuers and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Issuers, against any of the Issuers' officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement or Prospectus.

    10.  Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Credit Suisse First Boston Corporation, 11 Madison Avenue, New York, New York 10010-3629, Attention: [George Fan, Esq.] and, if to the Issuers, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 5775 Peachtree Dunwoody Road, Suite B-200, Atlanta, Georgia 30342, Attention: Chief Financial Officer.

    11.  Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law thereof. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

    12.  Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New

York, which courts shall have jurisdiction over the adjudication of such matters, and each Issuer consents to the jurisdiction of such courts and personal service with respect thereto. Each Issuer hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against the Underwriters or any indemnified party. Each of the Underwriters and each Issuer (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any Claim (whether based upon contract, tort or otherwise). Each Issuer agrees that a final judgment in any such Claim brought in any such court shall be conclusive and binding upon such Issuer and may be enforced in any other courts to the jurisdiction of which such Issuer is or may be subject, by suit upon such judgment.

    13.  Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Issuers and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

    14.  Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

    15.  Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Issuers and their successors and assigns and any successor or assign of any substantial portion of the Issuers' and any of the Underwriters' respective businesses and/or assets.

    If the foregoing correctly sets forth the understanding among the Issuers and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Underwriters, severally.

Very truly yours,

BEAZER HOMES USA, INC.
BEAZER HOMES CORP.
BEAZER/SQUIRES REALTY, INC.
BEAZER HOMES SALE ARIZONA INC.
BEAZER REALTY CORP.
BEAZER MORTGAGE CORPORATION
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER HOMES TEXAS, L.P.
By:	/s/ DAVID WEISS Title: Authorized Officer

Accepted and agreed to as of the date first
above written

CREDIT SUISSE FIRST BOSTON CORPORATION
BANC ONE CAPITAL MARKETS, INC.

By: Credit Suisse First Boston Corporation

By:	/s/ BETH MAY Title: Director

SCHEDULE A

Underwriter	Principal Amount of Notes
Credit Suisse First Boston Corporation	$180,000,000
Banc One Capital Markets, Inc.	20,000,000

Total	$200,000,000

SCHEDULE B

Subsidiaries

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Exhibit 1
UNDERWRITING AGREEMENT
SCHEDULE A
SCHEDULE B Subsidiaries